UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 27, 2011

Greenworld Development, Inc.
(Exact name of registrant as Specified in its charter)

Nevada	000-26703	98-0206030
(State or other jurisdiction No.)	(Commission file number)	(IRS Identification No.)

2101 Vista Parkway, Suite 292
West Palm Beach, FL 33411
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (561)228-6148

Item 1.01    Entry into a Material Definitive Agreement

We previously reported that on or about April 1, 2011, we entered into a Share Exchange Agreement (the “Agreement”) with the member/owners of Getting Green Solutions, LLC, a Georgia limited liability company (“GGS”).  Pursuant to the terms of the original Agreement, the Registrant was to issue 11,000,000 shares of its restricted common stock in exchange for a 50% ownership in GGS.  Subsequently, the Registrant and GGS and its members agreed to modify the Agreement. As a result, on or about October 3, the Registrant entered into an Amended and Restated Agreement for the Exchange of Common Stock pursuant to which the Company is to issue 4,000,000 shares of its restricted common stock in exchange for a 100% interest in GGS.

Item 3.02    Unregistered Sale of Equity Securities

In conjunction with the Agreement, the Registrant will issue 4,000,000 shares of its restricted stock common stock in exchange for a 100% ownership interest in GGS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenworld Development, Inc.
(Registrant)

By:	/s/Leo J. Heinl
Leo J. Heinl, CEO

Dated: October 27, 2011